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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-3 No. 333-27859 of UTI Energy Corp. with respect to our report dated June 18, 1997 on our audit of the Statement of Net Assets Acquired and Statements of Revenues and Direct and Indirect Operating Expenses (Excluding Depreciation) of Southland Drilling Company, Ltd. included in the UTI Energy Corp. Form 8-K/A 001-125452 dated April 11, 1997.



                                                     ERNST & YOUNG LLP


Houston, Texas
June 25, 1997